UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2005

DYNTEK, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19700 Fairchild Road, Suite 230, Irvine, California 92612

(Address of principal executive offices)

(949) 271-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On October 26, 2005, DynTek, Inc., a Delaware corporation (the “Company”), filed a preliminary proxy statement which states that the date of the Company’s next Annual Meeting of Stockholders will be December 13, 2005.  Under Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in order for business to be properly brought by a stockholder before an annual meeting, the Company’s Secretary must receive, at the Company’s corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting, or if the date of the next annual meeting has been changed by more than 30 days from the date of the previous annual meeting, a reasonable time before the Company mails its proxy statement.  Because the Company has changed the date of its next annual meeting by more than 30 days, any stockholder desiring to submit a proposal for action at the Company’s next Annual Meeting of Stockholders and presentation in the Company’s proxy statement for such meeting should deliver the proposal to the Company’s Secretary at the Company’s corporate office no later than November 11, 2005 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting.

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal fails to notify the Company prior to November 11, 2005, then the Company will be allowed to use its discretionary voting authority under proxies solicited by the Company when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: November 3, 2005	By:	/s/ Robert I. Webber
Robert I. Webber
President and Chief Financial Officer